Exhibit 10.2

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
)
Riggs Bank N.A.,	)	AA-EC-04-54
McLean, Virginia	)

MODIFICATION OF EXISTING CONSENT ORDER DATED MAY 13, 2004

     The Comptroller of the Currency of the United States of America (“Comptroller”) and Riggs Bank N.A., McLean, Virginia (“Bank”) hereby agree to the following modifications to the existing Consent Order dated May 13, 2004 (“Consent Order”). The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “Stipulation and Consent to the Issuance of a Modification of the Consent Order,” dated January 27, 2005 (“Modified Order”), which is accepted by the Comptroller. By this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Modification Order by the Comptroller. This Modified Order supplements, but does not replace, the Consent Order. Specifically, Articles III, V, and VI of the Consent Order shall remain in effect without modification; Articles I and IV of the Consent Order shall be replaced as set forth below; Article II of the Consent Order shall be supplemented as set forth below; and Articles IV and V of this Modified Order shall be additional obligations as set forth below.

     Pursuant to the authority vested in her by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:

ARTICLE I
BOARD TO ENSURE COMPETENT MANAGEMENT

     This Article shall replace Article I of the Consent Order to read as follows:

     (1) Within sixty (60) days, the Bank’s Board shall cause the Bank to complete an updated written report regarding the staffing skills and levels required to fulfill the Bank’s continuing obligations pursuant to the Consent Order, to fulfill its continuing obligations pursuant to the Consent Order dated July 16, 2003, and to implement the Bank’s Capital Plan, Strategic Plan, and Contingency Plan required by this Modified Order, as set forth below. The Report shall also include a listing of positions that are open and need to be filled; a listing of positions that are open, but do not need to be filled, with documentation supporting the reasons those positions do not need to be filled; a methodology for filling vacant positions, timeframes, and a methodology for identifying and retaining current employees, especially employees necessary to ensure compliance with the Consent Order and this Modified Order.

     (2) Within thirty (30) days of completion of the updated written report, the Board shall: (i) evaluate the report; (ii) determine whether to adopt the report in part or in full; (iii) determine whether management or staff changes should be made, including the need for additions to or deletions from current management or staffing; (iv) determine whether the skills of management and staff need improvement; and (v) cause the Bank to develop an action plan to implement the Board’s determinations about the report (“Action Plan”).

     (3) Upon completion of the Action Plan, a copy of the written report and the Action Plan shall be submitted to Assistant Deputy Comptroller John F. Curtis (“Assistant Deputy Comptroller”), Office of the Comptroller of the Currency, 250 E St., S.W., Washington, D.C. 20219, for his prior written determination of no supervisory objection to the Action Plan.

     (4) Upon receipt of a written determination of no supervisory objection, the Board shall immediately implement and thereafter ensure adherence to the Action Plan.

     (5) The Bank’s management shall provide a monthly, written progress report to the Assistant Deputy Comptroller and the Board, or its Executive Committee, regarding the Bank’s efforts to meet the goals and objectives of the Action Plan, and shall update the Action Plan as needed. Prior to making any changes that will cause, result or bring about a significant deviation or material change to the Action Plan adopted pursuant to this Article, the Board shall submit the changes to the Assistant Deputy Comptroller for prior written determination of no supervisory objection.

     (6) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the Action Plan developed pursuant to this Article.

     (7) The Board shall ensure that any third party consultants, i.e., auditors and/or attorneys, are subject to oversight and coordination by Bank management and are subject to appropriate contractual arrangements and applicable OCC guidance related to third-party relationships. The Bank shall ensure that all third-party relationships have appropriate documentation to segregate expenses between the Bank and its affiliates, including the Bank’s parent company.

ARTICLE II
BOOKS AND RECORDS

     This Article shall supplement Article II of the Consent Order as an additional paragraph as follows:

     (1) The Bank shall take all steps necessary to ensure the maintenance and availability to supervisory authorities of all records of the Bank and its subsidiaries (including the books and records of Riggs International Banking Corporation, Riggs Bank Europe Limited, Riggs &

Company International, Limited, and Riggs Bank & Trust Company (Channel Islands), Limited, in the possession, custody or control of the Bank).

ARTICLE III
CAPITAL PLAN AND DIVIDEND POLICY

     This Article shall replace Article IV of the Consent Order to read as follows:

     (1) Within thirty (30) days, the Board shall cause the Bank to develop a capital plan that includes:

(a)	The Bank’s current and future capital requirements;

(b)	Projections for growth and capital requirements based upon a detailed analysis of the Bank’s risk profile and its assets, liabilities, earnings and off-balance sheet activities; and

(c)	The sources and timing of additional capital to meet the Bank’s current and future needs.

     (2) Upon completion, the Bank’s Capital Plan shall be submitted to the Assistant Deputy Comptroller for his prior written determination of no supervisory objection.

     (3) Upon receipt of a written determination of no supervisory objection, the Bank shall immediately implement and thereafter ensure adherence to the Capital Plan.

     (4) The Board shall review and update the Bank’s Capital Plan on a quarterly basis, or more frequently if necessary. Copies of the reviews and updates shall be submitted to the Assistant Deputy Comptroller. Prior to making any changes that will cause, result or bring about a significant deviation or material change to the Capital Plan, the Board shall submit the changes to the Assistant Deputy Comptroller for prior written determination of no supervisory objection.

     (5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the Capital Plan developed pursuant to this Article.

     (6) The Bank shall declare and pay a dividend only:

(a)	When the Bank is in compliance with its Capital Plan, following supervisory non-objection of the Capital Plan and all changes to the Plan;

(b)	When the Bank is in compliance with 12 U.S.C. §§ 56 and 60; and

(c)	With the prior written determination of no supervisory objection from the Assistant Deputy Comptroller.

ARTICLE IV
STRATEGIC PLAN

     This Article shall supplement the Consent Order as an additional Article, as follows:

     (1) Within sixty (60) days, the Board shall cause the Bank to develop a strategic plan that includes:

(a)	A detailed analysis of the Bank’s current financial condition, strategic goals, product lines, market demand, competition and economic conditions;

(b)	Provisions for maintenance and growth of the Bank’s earnings, capital and liquidity, consistent with the Capital and Contingency Plans required by this Order; and

(c)	Strategies to address significant external risks, including actions to be taken in response to varying contingencies that might affect the Bank’s ability to implement its strategic goals.

     (2) Upon completion, the Bank’s Strategic Plan shall be submitted to the Assistant Deputy Comptroller for prior written determination of no supervisory objection.

     (3) Upon receipt of a written determination of no supervisory objection, the Bank shall immediately implement and thereafter ensure adherence to the Strategic Plan. Prior to making any changes that will cause, result or bring about a significant deviation or material change to the Strategic Plan adopted pursuant to this Article, the Board shall submit the changes to the Assistant Deputy Comptroller for prior written determination of no supervisory objection.

ARTICLE V
CONTINGENCY PLANNING

     This Article shall supplement the Consent Order as an additional article as follows:

     (1) Within sixty (60) days, the Board shall cause the Bank to develop a contingency plan to address the Bank’s current and future liquidity and funding requirements (“Contingency Plan”). The Contingency Plan shall address, at a minimum:

(a)	The Bank’s current and future liquidity and funding requirements, under various scenarios;

(b)	Projections of the sources and timing of additional liquidity and funding to meet the Bank’s current and future needs, including the resolution of issues relating to compliance, internal controls, risk management, the Consent Order, and any actual or potential litigation on related matters; and

(c)	The source(s) from which the Bank will seek to increase its liquidity and funding to meet the Bank’s needs, including an analysis of the volatility and availability of funding sources.

     (2) Upon completion, the Bank’s Contingency Plan shall be submitted to the Assistant Deputy Comptroller for prior written determination of no supervisory objection.

     (3) Upon receipt of a written determination of no supervisory objection, the Bank shall immediately implement and thereafter ensure adherence to the Contingency Plan. Prior to making any changes that will cause, result or bring about a significant deviation or material change to the Contingency Plan adopted pursuant to this Article, the Board shall submit the changes to the Assistant Deputy Comptroller for prior written determination of no supervisory objection.

ARTICLE VI
CLOSING

     (1) Although the Board is by this Modified Order required to submit certain proposed actions and programs for the review or prior written determination of no supervisory objection of the Assistant Deputy Comptroller, the Board has the ultimate responsibility for proper and sound management of the Bank.

     (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Modified Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.

     (3) Any time limitations imposed by this Modified Order shall begin to run from the effective date of this Modified Order. Any time limitations imposed by the Consent Order shall remain in effect unless specifically amended by this Modified Order. Any time limitations may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

     (4) The provisions of this Modified Order are effective upon issuance of this Modified Order by the Comptroller, through her authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Modified Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller; provided however, that the provisions of this Modified Order will not be assumed by an entity which acquires all or substantially all of the assets and liabilities of the Bank or to any successor in interest in a merger or acquisition of the Bank..

     (5) In each instance in this Modified Order in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a)	Authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Modified Order;

(b)	Require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Modified Order;

(c)	Follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d)	Require corrective action be taken in a timely manner of any non-compliance with such actions.

     (6) In the event of an inconsistency between this Modified Order, the Consent Order or the Consent Order dated July 16, 2003, the terms of this Modified Order shall control.

     (7) This Modified Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.

     (8) The terms of this Modified Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IT IS SO ORDERED, this 27th day of January, 2005.

/s/ Timothy W. Long	1/27/05

Timothy W. Long	Date
Senior Deputy Comptroller

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
)
Riggs Bank N.A.	)
McLean, Virginia	)

STIPULATION AND CONSENT TO THE ISSUANCE
OF MODIFICATION OF EXISTING CONSENT ORDER

     The Comptroller of the Currency of the United States of America (“Comptroller”) has initiated proceedings against Riggs Bank N.A., McLean, Virginia (“Bank”) pursuant to 12 U.S.C. § 1818(b).

     The Bank, in the interest of compliance and cooperation, consented to the issuance of a Consent Order, dated May 13, 2004 (“Consent Order”);

     In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

ARTICLE I
JURISDICTION

     (1) The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

     (2) The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).

     (3) The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).

ARTICLE II
AGREEMENT

     (1) The Bank hereby consents and agrees to the issuance of the Modification of the Existing Consent Order by the Comptroller (“Modified Order”).

     (2) The Bank further agrees that said Modified Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Modified Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i). Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

     (3) The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of its supervisory responsibilities.

ARTICLE III
WAIVERS

     (1) The Bank, by signing this Stipulation and Consent, hereby waives:

(a)	The issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b)	Any and all procedural rights available in connection with the issuance of the Modified Order;

(c)	All rights to seek any type of administrative or judicial review of the Modified Order; and

(d)	Any and all rights to challenge or contest the validity of the Modified Order.

ARTICLE IV
OTHER ACTION

     (1) The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, he deems it appropriate to do so to fulfill the responsibilities placed upon her by the several laws of the United States of America.

     IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as her representative, has hereunto set his hand on behalf of the Comptroller.

/s/ Timothy W. Long	1/27/05

Timothy W. Long	Date
Senior Deputy Comptroller

     IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Robert L. Allbritton	1/27/05

Robert L. Allbritton	Date

/s/ Nathan D. Baxter	1/27/05

Nathan D. Baxter	Date

/s/ Jacqueline C. Duchange	1/27/05

Jacqueline C. Duchange	Date

/s/ Thomas F. Fitzgerald	1/27/05

Thomas F. Fitzgerald	Date

/s/ Heather S. Foley	1/27/05

Heather S. Foley	Date

/s/ Lawrence I. Hebert	1/27/05

Lawrence I. Hebert	Date

/s/ Frederick J. Ryan, Jr.	1/27/05

Frederick J. Ryan, Jr.	Date

/s/ John A. Sargent	1/27/05

John A. Sargent	Date

/s/ Stephen J. Trachtenberg	1/27/05

Stephen J. Trachtenberg	Date

/s/ Stuart Yarbrough	1/27/05

Stuart Yarbrough	Date